UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Income Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

PLEASE TAKE ACTION NOW TO PROTECT YOUR INVESTMENT IN

BLACKROCK INCOME TRUST, INC.

YOUR VOTE IS IMPORTANT

TAKING ACTION NOW HELPS LOWER OVERALL PROXY COSTS TO THE FUND AND

ELIMINATES FURTHER MAILINGS AND PHONE CALLS

Dear Stockholder,

You recently received proxy materials for BlackRock Income Trust, Inc.’s Annual Meeting of Stockholders to be held on Monday, July 30, 2018. At the meeting, in addition to the annual election of directors, stockholders will be asked to vote on a stockholder proposal (Proposal 2), which is detailed in your proxy materials.

For the reasons set forth in your proxy materials, the Board of Directors unanimously opposes Proposal 2 and strongly urges all stockholders to vote “AGAINST” Proposal 2.

Our records show that you have not yet voted, or instructed your broker on how to vote, on Proposal 2. We are sending you this REMINDER notice to urge you to take action to protect your investment in the fund. If you hold your shares in a brokerage or bank account (in “street” name), your broker cannot vote on Proposal 2 without receiving specific instruction from you.

Please use ONE of the following options TODAY to vote, or instruct your broker on how to vote.

•	ONLINE (available 24 hours). Log on to the website listed on the enclosed voting instructions form or proxy card and follow the on-screen instructions.

•	PHONE (available 24 hours). Call the toll-free number on the enclosed voting instructions form or proxy card and follow the recorded instructions.

•	MAIL. Complete, sign and date the enclosed voting instructions form or proxy card and return it in the postage-paid envelope.

Remember, your vote is very important and counts no matter how large or small your holdings may be. Taking action now helps lower overall proxy costs incurred by your fund and eliminates further mailings and phone calls. Please exercise your stockholder rights and take action today!

If you have any questions about the proposals, please feel free to reach out to Georgeson LLC, the fund’s proxy solicitor, toll free at 1-866-541-3547.

If you have already voted or provided instructions to your broker, please disregard this notice.

THANK YOU FOR VOTING!

BKT18-RMD1